                           CORESTATES FINANCIAL CORP

  SPECIAL MEETING OF SHAREHOLDERS -- FEBRUARY 6, 1996 AT 8:30 A.M., LOCAL TIME
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y

The undersigned shareholder of CoreStates Financial Corp ("CoreStates") hereby appoints Park B. Dilks, Jr., G. Willing Pepper, and Buntzie Ellis Churchill the proxies of the undersigned (each with power of substitution and with all powers the undersigned would possess if personally present) to vote at the Special Meeting of Shareholders of CoreStates to be held on February 6, 1996, and at any adjournment or postponement thereof (the "Meeting"), all the shares of Common Stock of CoreStates which the undersigned would be entitled to vote on the following proposals more fully described in the Joint Proxy Statement/Prospectus dated January 5, 1996 for the Meeting in the manner specified and in the discretion of the named proxies on any other business that may properly come before the Meeting.

PLEASE INDICATE ON THE REVERSE SIDE OF THIS CARD HOW YOUR STOCK IS TO BE VOTED. UNLESS YOU SPECIFICALLY DIRECT OTHERWISE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" PROPOSALS (1) AND (2). UNLESS EACH OF PROPOSAL (1) AND PROPOSAL (2) ARE APPROVED BY THE SHAREHOLDERS OF CORESTATES, NEITHER PROPOSAL WILL BE ADOPTED.
                                                                -------------
                                                                 SEE REVERSE
                                                                     SIDE
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                              FOLD AND DETACH HERE

                                SPECIAL MEETING
                                       OF
                           CORESTATES FINANCIAL CORP

                           TUESDAY, FEBRUARY 6, 1996
                                DOUBLETREE HOTEL
                                   8:30 A.M.
                                ORMANDY BALLROOM
                             BROAD STREET AT LOCUST
                             PHILADELPHIA, PA 19107

 .YOUR VOTE IS IMPORTANT TO US. PLEASE DETACH THE ABOVE PROXY, SIGN THE CARD AND INSERT IT IN THE ENCLOSED ENVELOPE AT YOUR EARLIEST CONVENIENCE.

 .IF YOU INTEND TO ATTEND THE MEETING, PLEASE PLACE AN "X" IN THE APPROPRIATE BOX ON THE ABOVE PROXY CARD.
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[X] Please mark your                                                    +
    votes as in this                                                    +   0000
    example.                                                            ++++



1. Approval and adoption of the Agreement and Plan of Merger, dated as of October 10, 1995, relating to the merger of Meridian Bancorp, Inc. with and into CoreStates

                          FOR     AGAINST     ABSTAIN
                          [_]       [_]         [_]


2. Approval of the amendment of CoreStates's Articles of Incorporation to increase the number of authorized shares of Common Stock, par value $1.00 per share, of CoreStates from 200 million to 350 million shares.

                          FOR     AGAINST     ABSTAIN
                          [_]       [_]         [_]


I plan to attend the      YES   NO
Special Meeting.          [_]   [_]



NOTE: Your signature should appear as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please sign, date and return the proxy card promptly using the enclosed envelope.

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Signature(s)                                                                Date

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                              FOLD AND DETACH HERE



                      IMPORTANT: PLEASE VOTE AND SIGN YOUR
                  PROXY AND RETURN IT IN THE ENVELOPE PROVIDED